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Pharmaceutical Resources, Inc.
One Ram Ridge Road
Spring Valley, New York  10977

Attention:  Chief Executive Officer

Dear Sir:

Reference is hereby made to the Company's Registration Statement on Form S-3 which may be filed in connection with the possible sale of up to 13,634,012 shares (the "Shares") of common stock, par value $.01 per share, of Pharmaceutical Resources, Inc. (the "Company") by Merck KGaA and its subsidiaries (collectively, "Merck") (the "Transaction").

By execution below, we hereby confirm the following:

1. As a condition precedent to the Company's obligation to consummate the Transaction, which condition may be waived in writing exclusively by the Board either by unanimous written consent or upon a vote that shall be, for purposes hereof, a majority of the three representatives to the Board that are not representatives of Merck, each of the representatives of Merck on the Board shall execute the Company's Registration Statement on Form S-3 which may be filed in connection with the Transaction.

2. Merck shall cause the representatives of Merck on the Board to resign from the Board immediately upon, and subject to, the Closing of the Transaction; provided, however, that if Merck shall retain over ten (10%) percent (the
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     "Outstanding Minimum") of the Company's issued and outstanding shares following the Transaction, Merck shall cause only three of such representatives to resign from the Board immediately upon, and subject to, the Closing; provided, further, that, if Merck shall hold at least the
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     Outstanding Minimum immediately following the Closing, then at such time as it may subsequently hold less than the Outstanding Minimum, Merck shall promptly cause its remaining representative to resign from the Board.

                                             MERCK KGaA

                                             By: /s/ Klaus-Peter Brandis
                                                --------------------------------
                                                Name: Klaus-Peter Brandis
                                                Title: Director

                                                August 21, 2001

Accepted and Agreed:
Pharmaceutical Resources, Inc.

By: /s/ Kenneth I. Sawyer
   --------------------------------
   Name:  Kenneth I. Sawyer
   Title: President and CEO

   August 21, 2001